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                                                                     EXHIBIT 99

[GAYLORD ENTERTAINMENT LOGO]                             INFORMATION FOR RELEASE

                     GAYLORD ENTERTAINMENT COMPANY ANNOUNCES
           NON-CASH CHANGES TO PREVIOUSLY REPORTED FINANCIAL RESULTS;
             CUMULATIVE IMPACT ON PREVIOUSLY REPORTED NET INCOME IS
                    AN INCREASE OF APPROXIMATELY $26 MILLION

                    CHANGES HAVE NO IMPACT ON 2003 FINANCIALS

         NASHVILLE, TENN. (Jan. 17, 2003) - Gaylord Entertainment Company (NYSE:
GET) announced today that it intends to amend its previously issued historical financial statements to reflect certain changes, which result primarily from a change to the Company's income tax accrual and a change in the manner in which the Company accounts for its investment in the Nashville Predators. These changes will increase retained earnings at Jan. 1, 2000, by approximately $41 million; decrease net income for 2000 by approximately $3 million; increase net income for 2001 by approximately $1 million; and decrease net income for the first nine months of 2002 by approximately $13 million.

         The changes to the Company's financial statements are being made in connection with the re-audit of its 2000 and 2001 year-end financial statements.
The Company's consolidated financial statements for the years ended 2000 and 2001 were audited by Arthur Andersen LLP. The Company engaged Ernst & Young LLP as the auditor for its 2002 consolidated financial statements. Under applicable auditing standards, a re-audit is necessary if a company's prior auditors have ceased operations and the historical financial statements include reclassifications to reflect separately the impact of discontinued operations.
Because the Company had certain operations which were


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classified as discontinued operations in 2002 (such as Acuff-Rose Music
Publishing) the Company engaged Ernst & Young to perform the required re-audits of the Company's prior financial statements since Arthur Andersen had ceased operations.

         As part of the re-audit process, Ernst & Young raised certain issues for the Company's consideration in connection with its historical financial statements. After consulting with Ernst & Young and the Company's audit committee, the Company determined that it would be appropriate to make certain changes to its historical financial statements.

         The changes relate primarily to two areas. First, the Company maintained a reserve for income tax settlement costs potentially payable as the result of a corporate reorganization in 1999. However, because the Company had received an opinion of counsel that the transaction should qualify as a tax-free reorganization, the Company and Ernst & Young believe that the reserve for income tax settlement costs in connection with the transaction should not have been maintained. As a result of these changes, retained earnings at Jan. 1, 2000, will increase by approximately $47 million. In addition, because some elements of the income tax reserve already had been reversed in 2002 due to the expiration of the applicable statute of limitations, previously reported net income for the first nine months of 2002 will decrease by approximately $14 million to reflect the fact that the reserve should not have been recorded in 1999.

         The second principal issue identified in connection with the re-audit process relates to the Company's accounting for its Nashville Predators limited partnership interest, which it purchased in 1997. The terms of the Company's investment provided that it would receive an 8% preferred return and that it has the right to put its interest


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back to the partnership in three installments. The Company has no right to receive any distributions in excess of its stated return and it has no obligation to fund any capital or operating shortfalls in the partnership. The
Company concluded, after receiving advice from its previous independent auditors, that the Company would not be required to recognize operating income or losses associated with the Predators investment. During the re-audit, Ernst
& Young and the Company determined that it would be appropriate for the Company to recognize its pro rata share of the Predators' operating results (which, to date, have been primarily losses) in the Company's income statement. This change will decrease the Company's retained earnings at Jan. 1, 2000, by approximately
$4 million, and will decrease net income by approximately $1 million for 2000 and $3 million for 2001. Therefore, the value of the Predators investment on the Company's balance sheet has been reduced to zero. In the future, when the Company realizes any proceeds from its right to put its interest back to the Predators or any other disposition of its interest, the Company will recognize gains in its financial statements of the amount received over the carrying value on the balance sheet.

         In addition to the two primary changes described above, other amendments made to the historical financial statements arising from the re-audit resulted in a decrease in retained earnings of approximately $2 million at Jan.
1, 2000; a decrease in net income of approximately $2 million in 2000; an increase in net income of approximately $4 million in 2001; and an increase in net income of approximately $1 million for the first nine months of 2002.

         David Kloeppel, chief financial officer of Gaylord Entertainment, said, "The changes we are making to our financial statements are highly technical in many respects.


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These changes reflect our best view of the appropriate application of accounting principles after considering the advice that the Company received at the time its financial statements were initially prepared and the advice it has subsequently received. We believe that it is important that our financial statements comply with the letter and spirit of generally accepted accounting principles and public disclosure requirements. Further, these are non-cash changes to our results of operations, and we do not believe that these changes reflect any fundamental change in our business."

         The Company anticipates that it will file reports reflecting the changes in the next six to eight weeks, and the Company expects to report its results for 2002 on Feb. 14, 2003.

         Gaylord Entertainment, a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels branded properties, including the Gaylord Opryland Resort & Convention Center and the Radisson
Opryland Hotel in Nashville, and the Gaylord Palms Resort & Convention Center in
Kissimmee, Fla. The company's entertainment brands include the Grand Ole Opry, the Ryman Auditorium, the General Jackson Showboat, the Springhouse Golf Club, the Wildhorse Saloon, and WSM-AM, WSM-FM, and WWTN Radio. Gaylord
Entertainment's stock is traded on the New York Stock Exchange under the symbol
GET. For more information about the company, visit www.gaylordentertainment.com.

         ###

This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new hotel facilities, costs associated with developing new hotel facilities, costs associated with changes to the Company's historical financial statements, business levels at the company's hotels, the ability to complete potential divestitures successfully and the ability to consummate financing for new developments. Other


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factors that could cause operating and financial results to differ are described in the filings made from time to time by Gaylord Entertainment with the Securities and Exchange Commission.

Gaylord Entertainment does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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
INVESTOR RELATIONS CONTACTS:                  MEDIA CONTACTS:
----------------------------------            -------------------------------
David Kloeppel, CFO                           Jim Brown
Gaylord Entertainment                         Gaylord Entertainment
(615) 316-6101                                (615) 316-6302
dkloeppel@gaylordentertainment.com            jbrown@gaylordentertainment.com
~OR~                                          ~OR~
Key Foster, VP Corporate Finance &            Dan O'Connor
Investor Relations                            Sloane & Company
Gaylord Entertainment                         (212) 446-1865
(615) 316-6132                                doconnor@sloanepr.com
kfoster@gaylordentertainment.com
~OR~
Jenny Lee
Sloane & Company
(212) 446-1892
jlee@sloanepr.com



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